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                                   EXHIBIT 4.2
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      NARRATIVE DESCRIPTION OF SIGNATURE INNS, INC., CUMULATIVE CONVERTIBLE
                     PREFERRED STOCK, SERIES A, CERTIFICATE

         Decorative engraving covers approximately 3/4 inch of the top edge and 1/2 inch of the side edges and bottom of the share certificate (the "Certificate"). Larger and more elaborate decorative engraving is included in the upper left and right corners and down approximately 1/3 of the left and right sides. The center of the decorative engraving across the top of the Certificate contains an arching design with points extending to the left and right. Centered in the decorative engraving along the bottom of the Certificate is a space of approximately 2 inches where the engraving is narrowed to approximately 1/8 inch and bordered by decorative engraving simulating waves breaking.

         Centered directly below the arch in the center of the decorative engraving across the top of the Certificate in large text is the word "Signature." Centered directly below the word "Signature," also in large text, are the word "Inns" and the Company's stylized "S" logo. Centered directly below the word "Inns" and the stylized "S" logo in smaller text is the word "Inc." Centered directly below the word "Inc." is the text: "INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA" on one line and the text: "THIS CERTIFICATE IS TRANSFERABLE EITHER IN CHICAGO, IL. OR IN NEW YORK, N.Y." on the line directly below. In the upper left and right corners of the Certificate are boxes with elaborate decorate engraving, each containing a rectangular shaded box (approximately 3/4 inch by 1 1/2 inches). Above each elaborately engraved box are the words "_____% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK." Situated in an arching banner above the shaded rectangular box within the decoratively engraved box in the upper left corner of the Certificate is the word "NUMBER." Situated in an arching banner above the shaded rectangular box within the decoratively engraved box in the upper right corner of the Certificate is the word "SHARES." Directly below the elaborately engraved box in the upper right corner of the Certificate is the text: "CUSIP 826680 ____" and "SEE REVERSE FOR CERTAIN DEFINITIONS."

         Centered in the middle of the Certificate is a large shaded box (approximately 1 3/4 inches by 8 1/2 inches). In the upper left corner of the large shaded box is the text (in script): "This Certifies that." In the lower left corner of the large shaded box is the text (in script): "is the owner of."

         Centered below the large shaded box is the following text:

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE _____% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK _______ PAR VALUE
         OF

                              SIGNATURE INNS, INC.

         (in script) (herein called the "Corporation") transferrable on the books of the corporation by said owner in person or by duly authorized attorneys upon surrender of this Certificate properly endorsed. This Certificate and the shares of


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         stock represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of the Corporation, and any amendments thereto, copies of which are on file with the Secretary of the Corporation and to the laws of the State of Indiana from time to time in effect, to all of which the holder, by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated:   [blank]


                  /s/ David R. Miller                   /s/ John D. Bontreger
                  Secretary                             President

                  In the lower left corner of the Certificate is circular corporate seal of Signature Inns, Inc. (approximately 2 inches in diameter) containing the text: "Signature Inns, Inc." "Corporate Seal" "Indiana."

         On the lower right side of the Certificate in small capital letters the following words appear vertically: "COUNTERSIGNED AND REGISTERED:" "HARRIS TRUST AND SAVINGS BANK" "TRANSFER AGENT AND REGISTRAR" "BY" "AUTHORIZED SIGNATURE."


            The back of the Certificate contains the following text:

                  The Corporation is authorized to issue preferred shares having such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be determined by the Corporation's Board of Directors. The Corporation shall furnish the holder hereof with a written summary of the relative rights, preferences and limitations applicable to each class of shares the Corporation is authorized to issue upon written request without charge.

                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - ___, Custodian_____
TEN ENT - as tenants by the entities                      (cust)        (minor)
JT TEN -  as joint tenants with rights       under Uniform Transfers to Minors
          of survivorship and not                    Act_________________
          tenants in common                                   (state)

       Additional abbreviations may be used though not in the above list.


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         FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)



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Shares
of the Preferred Stock represented by the within Certificate, and do hereby Irrevocably constitute and appoint


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Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Date_______________________


--------------------------------------
                             Signature


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                             Signature

                                    NOTICE:           THE SIGNATURE TO THIS
                                                      ASSIGNMENT MUST
                                                      CORRESPOND WITH THE
                                                      NAME AS WRITTEN UPON
                                                      THE FACE OF THE
                                                      CERTIFICATE, IN EVERY
                                                      PARTICULAR, WITHOUT
                                                      ALTERATION OR
                                                      ENLARGEMENT, OR ANY
                                                      CHANGE  WHATSOEVER.



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                  Signature(s) Guaranteed:

------------------------------------------           THE SIGNATURE(S) SHOULD BE
                                                     GUARANTEED BY AN ELIGIBLE
                                                     GUARANTOR INSTITUTION
                                                     (BANKS, STOCKBROKERS,
                                                     SAVINGS AND LOAN
                                                     ASSOCIATIONS AND CREDIT
                                                     UNIONS WITH MEMBERSHIP IN
                                                     AN APPROVED SIGNATURE
                                                     GUARANTEE MEDALLION
                                                     PROGRAM), PURSUANT TO
                                                     S.E.C. RULE 17Ad-15.